Exhibit (d)(26)
Amended Annex A
The compensation payable under Paragraph 5 of the Management Agreement between Goldman Sachs Trust and each of the undersigned shall be as follows:
Goldman Sachs Asset Management/Goldman Sachs Funds Management, L.P./Goldman Sachs Asset Management, L.P.*

Annual Rate
Goldman Sachs Emerging Markets Debt Fund[11]	0.80%
Goldman Sachs U.S. Mortgages Fund[12]	0.40%
Goldman Sachs Investment Grade Credit Fund[12]	0.40%
Goldman Sachs Government Income Fund	0.65%
Goldman Sachs Municipal Income Fund	0.55%
Goldman Sachs High Yield Fund	0.70%
Goldman Sachs High Yield Municipal Fund[8]	0.55%
Goldman Sachs Enhanced Income Fund[9]	0.25%
Goldman Sachs California Intermediate AMT-Free Municipal Fund[16]	0.45% on first $1 billion
0.41% over $1 billion up to $2 billion
0.39% over $2 billion
Goldman Sachs New York Intermediate AMT-Free Municipal Fund[16]	0.45% on first $1 billion
0.41% over $1 billion up to $2 billion
0.39% over $2 billion
Goldman Sachs Tennessee Municipal Fund[17]	0.45% on first $1 billion
0.41% over $1 billion up to $2 billion
0.39% over $2 billion
Goldman Sachs Core Plus Fixed Income Fund	0.45%
Goldman Sachs Balanced Fund	0.65%
Goldman Sachs Growth and Income Fund	0.70%
Goldman Sachs Structured Large Cap Value Fund[4]	0.60%
Goldman Sachs Structured Large Cap Growth Fund	0.75%
Goldman Sachs Structured Small Cap Equity Fund[1]	0.85%
Goldman Sachs Structured International Equity Fund[1]	0.85%
Goldman Sachs Structured Tax –Managed Equity Fund[7]	0.75%
Goldman Sachs Structured International Equity Flex Fund[18]	1.10% on the first $2 billion
0.99% over 2 billion
Goldman Sachs Structured U.S. Equity Flex Fund[18]	1.00% on the first $2 billion
0.90% over $2 billion
Goldman Sachs Structured Small Cap Value Fund[21]	0.85% on the first $2 billion
0.77% over $2 billion
Goldman Sachs Structured Small Cap Growth Fund[21]	0.85% on the first $2 billion
0.77% over $2 billion
Goldman Sachs Mid Cap Value Fund	0.75%
Goldman Sachs Small Cap Value Fund	1.00%
Goldman Sachs Real Estate Securities Fund[1]	1.00%
Goldman Sachs Strategic Growth Fund[5]	1.00%
Goldman Sachs Growth Opportunities Fund[5]	1.00%
Goldman Sachs Tollkeeper Fund[6]	1.00%
Goldman Sachs Large Cap Value Fund[8]	0.75%
Goldman Sachs Research Select Fund[9]	1.00%

*	Note: Some Annual Rates have been reduced per Fee Reduction Commitments.

[1]	Please note that the CORE Small Cap Equity Fund, CORE International Equity Fund and Real Estate Securities Fund were approved at the July 21, 1997 Goldman Sachs Trust Board Meeting.

Annual Rate
Goldman Sachs Concentrated Growth Fund[10]	1.00%
Goldman Sachs CORE U.S. Equity Fund	0.75%
Goldman Sachs Capital Growth Fund	1.00%
Goldman Sachs Small/Mid-Cap Growth Fund[14]	1.00% on the first $2 billion
0.90% over $2 billion
Goldman Sachs U.S. Equity Dividend and Premium Fund[15]	0.75% on the first $1 billion
0.68% over $1 billion up to $2 billion
0.65% over $2 billion
Goldman Sachs-Financial Square Prime Obligations Fund	0.205%
Goldman Sachs-Financial Square Money Market Fund	0.205%
Goldman Sachs-Financial Square Treasury Obligations Fund	0.205%
Goldman Sachs-Financial Square Treasury Instruments Fund	0.205%
Goldman Sachs-Financial Square Government Fund	0.205%
Goldman Sachs-Financial Square Federal Fund	0.205%
Goldman Sachs-Financial Square Tax-Free Money Market Fund	0.205%

Goldman Sachs Asset Management International

Goldman Sachs Global Income Fund	0.90%
Goldman Sachs Concentrated International Equity Fund	1.00%
Goldman Sachs Emerging Markets Equity Fund	1.20%
Goldman Sachs Asia Equity Fund	1.00%
(formerly Goldman Sachs Asia Growth Fund)
Goldman Sachs International Small Cap Fund[2]	1.20%
(formerly Goldman Sachs International Growth Opportunities Fund)
Goldman Sachs Japanese Equity Fund[2]	1.00%
Goldman Sachs European Equity Fund[3]	1.00%

[2]	Please note that the International Small Cap Fund and Japanese Equity Fund were approved at the April 23, 1998 Goldman Sachs Trust Board Meeting.

[3]	Please note that the European Equity Fund was approved at the July 22, 1998 Goldman Sachs Trust Board Meeting.

[4]	Please note that the CORE Large Cap Value Fund was approved at the November 3, 1998 Goldman Sachs Trust Board Meeting.

[5]	Please note that the Strategic Growth Fund and Growth Opportunities Fund were approved at the April 28, 1999 Goldman Sachs Trust Board Meeting.

[6]	Please note that the Tollkeeper Fund was approved at the July 27, 1999 Goldman Sachs Trust Board Meeting.

[7]	Please note that the Large Cap Value Fund was approved at the October 26, 1999 Goldman Sachs Trust Board Meeting.

[8]	Please note that the High Yield Municipal Fund and the CORE Tax-Managed Equity Fund were approved at the February 3, 2000 Goldman Sachs Trust Board Meeting.

[9]	Please not that the Goldman Sachs Research Select Fund and Goldman Sachs Enhanced Income Fund were approved at the April 26, 2000 Goldman Sachs Trust Board Meeting.

[10]	Please note that the Concentrated Growth Fund was approved at the August 1, 2002 Goldman Sachs Trust Board Meeting.

[11]	Please note that the Emerging Markets Debt Fund was approved at the July 31, 2003 Goldman Sachs Trust Board Meeting.

[12]	Please note that the U.S. Mortgages Fund and Investment Grade Credit Fund were approved at the October 30, 2003 Goldman Sachs Trust Board Meeting.

Annual Rate
Goldman Sachs International Real Estate Securities Fund[19]	1.05% on the first $2 billion
0.95% over $2 billion
Goldman Sachs BRIC Fund[19]	1.30% on the first $2 billion
1.17% over $2 billion

[13]	Please note that the Global Currency Fund was approved at the February 10, 2005 Goldman Sachs Trust Board Meeting.

[14]	Please note that the Small/Mid-Cap Growth Fund was approved at the May 12, 2005 Goldman Sachs Trust Board Meeting.

[15]	Please note that the U.S. Equity Dividend and Premium Fund was approved at the June 16, 2005 Goldman Sachs Trust Board Meeting.

[16]	Please note that the California Intermediate AMT-Free Municipal Fund and New York Intermediate AMT-Free Municipal Fund were approved at the August 4, 2005 Goldman Sachs Trust Board Meeting.

[17]	Please note that the Tennessee Municipal Fund was approved at the November 2, 2005 Goldman Sachs Trust Board Meeting.

[18]	Please note that the Structured U.S. Equity Flex Fund and Structured International Equity Flex Fund were approved at the March 16, 2006 Goldman Sachs Trust Board Meeting.

[19]	Please note that the International Real Estate Securities Fund and BRIC Fund were approved at the May 11, 2006 Goldman Sachs Trust Board Meeting.

[20]	Please note that the Core Plus Fixed Income Fund was approved at the August 10, 2006 Goldman Sachs Trust Board Meeting.

[21]	Please note that the Structured Small Cap Value, Structured Small Cap Growth and Strategic International Equity Fund were approved at the November 9, 2006 Goldman Sachs Trust Board Meeting.

Annual Rate
Goldman Sachs Strategic International Equity Fund[21]	0.85% on first $1 billion
0.77% on next $1 billion
0.73% over $2 billion

Goldman Sachs Asset Management, L.P. and
Goldman Sachs Asset Management International

Goldman Sachs Global Currency Fund[13]	1.00% on the first $2 billion
0.90% over $2 billion
PURSUANT TO AN EXEMPTION FROM THE COMMODITIES FUTURES TRADING COMMISSION (“CFTC”) IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN FILED WITH THE CFTC. THE CFTC DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OR COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE CFTC HAS NOT REVIEWED OR APPROVED THE TRADING PROGRAM ADOPTED HEREUNDER OR ANY BROCHURE OR ACCOUNT DOCUMENT.

Dated: November 9, 2006		GOLDMAN SACHS TRUST

		By: NAME:	/s/ Kaysie Uniacke Kaysie Uniacke
		Title:	President of the Registrant

GOLDMAN SACHS ASSET MANAGEMENT, L.P.		GOLDMAN SACHS ASSET MANAGEMENT
a division of Goldman, Sachs & Co.		INTERNATIONAL, an affiliate of Goldman, Sachs & Co.

By:	/s/ Kaysie Uniacke	By:

NAME:	Kaysie Uniacke	Name:
Title:	President of the Registrant	Title